INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  April 15, 1999, in the Registration Statement and related
  Prospectus of The Municipal Bond Trust, Series 229.
  /s/ ERNST & YOUNG LLP
  New York, New York
  April 28, 1999